Exhibit 99.1

USA Technologies To Acquire Cantaloupe Systems

Purchase Will Complement USAT’s Service Portfolio and Merge Best-in-Class Payments and Software Systems for the Unattended and Self-Serve Retail Markets.

MALVERN, Pa. and SAN FRANCISCO, Calif. – November 7, 2017  USA Technologies, Inc. (NASDAQ:USAT), a premier payment technology service provider of integrated cashless and mobile transactions in the self-serve retail markets, today announced that it has signed a definitive agreement to acquire Cantaloupe Systems, Inc. (“Cantaloupe”), a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee service, in a transaction valued at approximately $85 million. The acquisition is expected to bring together complementary portfolios and what both companies believe to be the industry’s top solutions for the purpose of providing a unified platform, unparalleled service and unrivaled value to customers in the unattended retail market.

"Cantaloupe Systems is a strategic acquisition for our business as it will expand our product offering as well as our reach," said Stephen P. Herbert, chairman and chief executive officer, USA Technologies. “Combining the two best-of-breed companies will provide an exciting opportunity for our customers, shareholders, partners and employees. We believe the strength of the teams, as well as the collective product and service portfolio, will provide our customers with a true enterprise software platform that’s unrivaled in the markets we serve. The team at Cantaloupe built an unequaled product and service portfolio. USAT is honored to have an opportunity to help catapult that great work into new and emerging markets as well as add value to our combined customer base. We expect the combined entity will offer both teams an opportunity to provide a world class solution to the market that is second to none.”

Pursuant to the agreement, USAT will pay $65 million cash and issue approximately $20 million in stock for the acquisition. The company will also assume up to $1.8 million of Cantaloupe’s notes payable. After one-time acquisition and integration related expenses, the company anticipates this transaction to be accretive in fiscal 2018. The transaction is subject to usual and customary closing conditions, and is expected to close later this week. William Blair & Company acted as the exclusive financial advisor, and Lurio & Associates P.C., Ballard Spahr LLP, and RatnerPrestia acted as legal advisors to USA Technologies.

With Cantaloupe’s existing customer-base in the United States, Canada, Australia, and South America, the union would expand USAT’s footprint into new global markets. The Cantaloupe product line has natural synergies with USAT’s market-leading ePort® Connect Platform. Its Seed Cloud™ offering is comprised of: Seed Pro, Seed Office, Seed Cashless, Seed Delivery, and Seed Markets. These solutions provide cloud and mobile solutions for dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management, as well as cashless vending. The collective technologies would offer a new value proposition – a true end-to-end enterprise platform for the unattended retail market. We expect it to pave the way for decreased operational costs, increased sales, and the ability for customers to run their business in a more efficient and competitive way, all of which are true to USAT’s commitment to providing its customers and partners with the best value and service.

“We anticipate that the combination of Cantaloupe’s award winning, proven Logistics and  cloud technology; coupled with USA Technologies’ market-leading, robust and secure payment capabilities will bring a truly distinctive, turn-key enterprise solution to our market,” said Mandeep Arora, co-founder and chief executive officer, Cantaloupe Systems. “Together, we will ensure the industry continues to modernize. In addition, USA Technologies’ financial strength and industry footprint of approximately 13,000 customers will enable us to drive mainstream adoption of our technology and execute on our product vision.”

Useful Links:
USA Technologies: https://usatech.com/
Twitter: https://twitter.com/usa_tech
Resource Center: https://usatech.com/resource-center/the-benefits
YouTube: https://www.youtube.com/user/USATechnologies
Cantaloupe Systems: http://www.cantaloupesys.com
Twitter: https://twitter.com/cantaloupesys
Products: http://www.cantaloupesys.com/products
YouTube: https://www.youtube.com/user/cantaloupesystems

About USA Technologies:
USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. USA Technologies has 73 United States and foreign patents in force; and has agreements with Verizon, Visa, Chase Paymentech and customers such as Compass, AMI Entertainment and others. For more information, please visit the website at www.usatech.com.

About Cantaloupe Systems:
Cantaloupe Systems is the vending industry’s premier provider of cloud-based, mobile technologies that deliver an integrated end-to-end vending and payment solution for cashless vending, dynamic route scheduling, automated pre-kitting and merchandising and inventory management…all accessible by any mobile device. With a combined 100+ years vending experience, Cantaloupe Systems’ expert consultation team can help vending operators modernize their vending business resulting in increased revenue, greater route efficiencies and streamlined back office administration. Hundreds of customers, with hundreds of thousands of machines connected, rely on Cantaloupe Systems’ innovative solutions to give them full control and visibility over their operations, their inventory and their people so they can more proactively, predictably and competitively run their business. Learn more about smarter vending at cantaloupesys.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of USAT to accurately predict future market conditions and consumer behavior, and the effect of the merger on the Company’s earnings in fiscal 2018 and fiscal 2019; and the possibility that all of the expected benefits and efficiencies from the combined offering of the services of USAT and Cantaloupe Systems, including increases in revenue, business efficiencies and competitiveness, and decrease in operational costs, will not be realized by all vending owners/operators and on all vending machines or within the expected time period. Further information regarding the important factors that could cause actual results to differ from projected results can be found in USAT’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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